                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 EXEL Limited
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                 EXEL LIMITED

                               ----------------

               NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON APRIL 11, 1997

                               ----------------

                                                              Hamilton, Bermuda
                                                              February 18, 1997

TO THE SHAREHOLDERS OF EXEL LIMITED:

  Notice is Hereby Given that the Annual General Meeting of Shareholders of EXEL LIMITED (the "Company") will be held at the Executive Offices of the Company, Cumberland House, One Victoria Street, 9th Floor, Hamilton HM 11, Bermuda, on Friday, April 11, 1997, at 8:30 a.m. local time for the following purposes:

    1. To elect five Class I Directors to hold office until 2000;

    2. To amend the 1991 Performance Incentive Program, primarily to increase to 8,000,000 the number of Ordinary Shares of the Company issuable and reserved for issuance upon exercise of options, and to modify the eligibility provisions of the 1991 Performance Incentive Program to provide that awards may also be granted to non-employee Directors.

    3. To appoint Coopers & Lybrand, Bermuda, to act as the independent auditors of the Company for the fiscal year ending November 30, 1997;

and to transact such other business as may properly come before the meeting or any adjournments thereof.

  Only Shareholders of record, as shown by the transfer books of the Company at the close of business on February 18, 1997, are entitled to notice of and to vote at the Annual General Meeting.

  PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. A PROXY NEED NOT BE A SHAREHOLDER OF THE COMPANY.

                                          As ordered,

                                          Brian M. O'Hara,
                                          President and Chief Executive
                                           Officer

                                  EXEL LIMITED

                      CUMBERLAND HOUSE, HAMILTON, BERMUDA

                               ----------------

                                PROXY STATEMENT

                                      FOR

                   THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 11, 1997

                               ----------------

                                                               February 18, 1997

  The accompanying proxy is solicited by the Board of Directors of EXEL Limited (the "Company") to be voted at the Annual General Meeting of Shareholders of the Company to be held on April 11, 1997, and any adjournments thereof.

  When such proxy is properly executed and returned, the Ordinary Shares, par value U.S.$0.01 per share ("Ordinary Shares" or "Shares"), of the Company it represents will be voted at the meeting on the following: (1) the election of the five nominees for Class I Directors identified herein; (2) the amendments to the 1991 Performance Incentive Program, primarily to increase to 8,000,000 the number of Ordinary Shares of the Company issuable and reserved for issuance upon exercise of options, and to modify the eligibility provisions of the 1991 Performance Incentive Program to provide that awards may also be granted to non-employee Directors; (3) the appointment of Coopers & Lybrand, Bermuda ("Auditors"), to act as the independent auditors of the Company for the fiscal year ending November 30, 1997; and (4) such other business as may properly come before the meeting or any adjournments thereof.

  Any Shareholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Secretary of the Company in writing, by voting in person at the Annual General Meeting or by execution of a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

  Shareholders of record as of the close of business on February 18, 1997 will be entitled to vote at the meeting. As of February 18, 1997, there were outstanding 86,290,820 Ordinary Shares entitled to vote at the meeting, with each Share entitling the holder of record on such date to one vote (subject to certain provisions of the Company's Articles of Association--see "Beneficial Ownership").

  This Proxy Statement, the attached Notice of Annual Meeting and the accompanying proxy card are first being mailed to Shareholders on or about February 28, 1997.

  Other than the approval of the minutes of the 1996 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting which is not referred to in this Notice of Meeting. If any such matter comes before the meeting, including any Shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

  Directors will be elected at the Annual General Meeting by a majority of the votes cast at the meeting by the holders of Shares represented in person or by proxy at the meeting, provided there is a quorum (consisting of holders of at least fifty percent of the outstanding Shares being present in person or by proxy). Approval of the amendments to the 1991 Performance Incentive Program and the appointment of the Auditors will be by similar vote.

  All Ordinary Share and related information contained herein has been adjusted for a one-for-one share dividend paid to shareholders of record on July 26, 1996.

                             BENEFICIAL OWNERSHIP

  The following table lists the beneficial ownership of each person or group who, as of a recent date, owned, to the Company's knowledge, more than five percent of the Company's Ordinary Shares:

                                                                     PERCENTAGE
                                                                         OF
                                                            NUMBER   OUTSTANDING
      NAME AND ADDRESS                                    OF SHARES   SHARES(1)
      ----------------                                    ---------- -----------
      Oppenheimer Group, Inc............................. 17,481,463    20.26%
       Oppenheimer Tower
       World Financial Centre
       New York, New York 10281
      Capital Group Companies............................ 14,750,040    17.09%
       333 South Hope Street
       Los Angeles, California 90071
      Scudder, Stevens & Clark, Inc......................  6,521,925     7.56%
       345 Park Avenue
       New York, New York 10154

--------
(1) Each Ordinary Share has one vote, except that if, and so long as, the Controlled Shares (as hereinafter defined) of any person constitute ten percent (10%) or more of the issued Ordinary Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power of approximately 10%, pursuant to a formula specified in the Company's Articles of Association. "Controlled Shares" shall include, among other things, all Ordinary Shares which such person is deemed to beneficially own directly, indirectly or constructively (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934).

                              BOARD OF DIRECTORS

  The Company's Articles of Association provide that the Board of Directors shall be divided into three classes designated Class I, Class II and Class III, each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors.

  The term of office for each Director in Class I expires at the Annual General Meeting of the Company in 1997; the term of office for each Director in Class II expires at the Annual General Meeting in 1998; and the term of office for each Director in Class III expires at the Annual General Meeting in 1999; and at each Annual General Meeting the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting to be held in the third year following the year of their election.

  In fiscal 1996, there were six meetings of the Board and all incumbent Directors attended at least 75% of such meetings and of the meetings held by all committees of the Board of which they were a member. The Board of Directors has passed a resolution that if a Director does not attend 50% of the Board meetings during his term, such Director will not be eligible for nomination for reelection unless the Board feels there are exceptional reasons to retain such Director.

  The Board of Directors has established an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and a Finance Committee.

AUDIT COMMITTEE

  The Audit Committee of the Board of Directors meets with the Company's independent accountants to discuss the scope and results of their audit and to review the adequacy of the Company's accounting and control system. The Committee reviews the audit fee and considers issues raised by its members, the independent accountants and management. Each year the Audit Committee recommends to the Board an independent accounting firm to audit the financial statements of the Company. Messrs. Gould, Heap, Rance and Thornton and Dr. Thrower comprised the Audit Committee. The Audit Committee met twice during fiscal 1996.

COMPENSATION COMMITTEE

  The Compensation Committee reviews the performance of corporate officers, establishes overall employee compensation policies and recommends to the Board of Directors major compensation programs. No member of the Compensation Committee is a member of management or eligible for compensation from the Company other than as a Director. Messrs. Clements and Heap comprised the Compensation Committee. The Compensation Committee met three times during fiscal 1996.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

  The Nominating and Corporate Governance Committee makes recommendations to the Board as to nominations for the Board (including qualifications and criteria for Board and Committee memberships) and compensation for Board and Committee members, as well as structural, governance and procedural matters. Messrs. Esposito, Clements, Loudon and O'Hara and Dr. Parker comprised the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met three times during fiscal 1996.

FINANCE COMMITTEE

  The Finance Committee reviews capital issues, dividend policy, acquisitions and overall investment policy. Messrs. Esposito, Loudon, O'Hara, Senter, Thornton and Weiser and Dr. Parker comprised the Finance Committee. The Finance Committee met eight times during fiscal 1996.

DIRECTORS COMPENSATION

  During fiscal 1996, all Directors, except for Directors who are also employees of the Company, received an annual fee of $25,000 plus $3,000 per meeting. Committee Chairmen received an annual fee of $2,000 and all Committee members an attendance fee of $1,000 per meeting. Directors may elect to have all or part of the Board annual retainer paid in the form of shares, with a market value amount equal to 110% of such retainer fee elected, in accordance with the terms of the Directors Stock & Option Plan.

  For fiscal 1996, the following Directors elected to defer all or a portion of their annual retainer:

                                                            AMOUNT  SHARE UNITS
        DIRECTORS                                          DEFERRED  CREDITED
        ---------                                          -------- -----------
      Robert S. Parker.................................... $15,000      528
      Alan Z. Senter...................................... $25,000      880
      John T. Thornton.................................... $25,000      880
      John W. Weiser...................................... $25,000      880

  On December 1, 1995, all non-employee Directors were granted 2,000 options exercisable at $31.1875 per share (the Fair Market Value on December 1, 1995) pursuant to the terms of the Directors Stock & Option Plan. As of December 4, 1996, the automatic stock option grants to non-employee Directors under the Directors Stock & Option Plan have been eliminated and, subject to Shareholder approval of the amendments described herein, non-employee Directors will be eligible to receive awards under the 1991 Performance Incentive Program.

  A Retirement Plan for Non-Employee Directors (the "Retirement Plan") was implemented effective July 1, 1994, to provide the Directors with a pension on the termination of service for a period equal to the time served as a Director. The amount to be paid to each Director was to equal the annual retainer at the date of termination of service multiplied by the number of years served on the Board. Except in the case of two directors for whom the plan will continue, the Retirement Plan was terminated in 1996 and, under the Company's Stock Plan for Non-employee Directors (the "Stock Plan"), the present value of the accrued benefits of each Director under the Retirement Plan was converted into an equivalent amount of Ordinary Share units (each unit corresponding to one Ordinary Share.) In addition, under the Stock Plan, as of December 1 of each year, Ordinary Share units are credited to the account of each non-employee Director (other than the Directors who continue to accrue benefits under the Retirement Plan.) The number of Ordinary Share units credited each year is equal to the annual retainer fee divided by the fair market value of an Ordinary Share on each December 1. Benefits under the Stock Plan will be distributed in the form of Ordinary Shares following termination of a non-employee Director's service on the Board.

  Michael P. Esposito, Jr.'s annual compensation as Chairman of the Board with respect to fiscal 1996 comprised a salary of $250,000, pension contributions of $25,000, bonus of $100,000, a grant of 13,245 incentive stock options at an exercise price of $37.750 per share, a grant of 36,755 options at an exercise price of $37.875 per share and a grant of 10,500 Shares of restricted stock.

CERTAIN TRANSACTIONS

  Certain Shareholders of the Company and their affiliates, including the employers of or entities otherwise associated with certain of the Directors, have purchased insurance from the Company's subsidiaries on terms the Company believes were no more favorable to the insured than those made available to non-affiliated customers.

  The Company has engaged and may continue to engage, in the ordinary course of its business, in insurance, investment or other transactions with subsidiaries of Marsh & McLennan Companies, Inc. (collectively "Marsh") or companies in which Marsh has equity interests, including Marsh & McLennan Risk Capital Corp. ("MMRCC") and Risk Capital Reinsurance Company ("RCRe"). Robert Clements, a Director of the company, was the Chairman of the Board of MMRCC during a portion of the Company's 1996 fiscal year and is a consultant to MMRCC and has been the Chairman of Risk Capital Holdings, Inc., the parent company of RCRe, since its formation in the fall of 1995.

  The Company has provided to Mr. O'Hara, the President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of X.L. Insurance Company, Ltd. ("X.L."), a facility to borrow up to $1 million from the Company. This facility does not bear interest unless Mr. O'Hara terminates his employment with the Company, at which time the interest will be the applicable United States Federal rate for long-term loans determined in accordance with Section 1274(d) of the United States Internal Revenue Code of 1986, as amended. The facility requires repayment of amounts drawn in ten annual installments. During fiscal 1996, Mr. O'Hara borrowed $400,000 under the terms of this facility.

  During fiscal 1996, the Company retained Mr. Weiser, a Director of the Company, to provide certain advisory services and paid Mr. Weiser $67,000 in fees for such services in fiscal 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company is not aware of any Director or officer who failed to file on a timely basis disclosure reports required by Section 16 of the Securities Exchange Act of 1934, except that certain Forms 3 and 5 were filed after their date due.

                           I. ELECTION OF DIRECTORS

  At the Annual General Meeting, five Directors are to be elected to hold office until the 2000 Annual General Meeting of Shareholders. All of the nominees are currently serving as Directors and have been elected by the Shareholders at prior meetings. The remaining Directors of the Company will continue to serve in accordance with their previously elected term.

  Unless authority is withheld by the Shareholders, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed below. All of the nominees have consented to serve if elected, but if any becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, principal occupation and other information concerning each Director is set forth below.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES.

                    NOMINEES FOR WHOM PROXIES WILL BE VOTED

 Nominees for Class I Directors for terms to expire in 2000:

  Gilbert Gould, age 46, has been a Director of the Company since 1987. Mr. Gould has served as Manager of Financial Services for Southern California Edison Company since 1993. He previously served as Manager of Insurance for Southern California Edison Company from 1984 to 1993.

  Ian R. Heap, age 71, has been a Director of the Company since 1987 and was Chairman of the Board of the Company from 1988 to 1992. He was President and Chief Executive Officer of the Company and X.L. from 1987 to 1988. From 1992 to 1993 he served as President and Chief Executive Officer of Mid Ocean Reinsurance Company Ltd. Mr. Heap also serves as a director of Risk Capital Holdings, Inc.

  John Loudon, age 60, has been a Director of the Company since 1992. Mr. Loudon has been Chairman of Caneminster Ltd., a British investment company, since 1991 and previously served as Chairman of Warrior International Limited from 1988 to 1991. Mr. Loudon also serves as a director of Tambrands Inc., Heineken N.V., Derby Trust plc, BNB Resources plc, Ocean Group plc, and Alex Brown & Sons (Holdings) Ltd.

  Robert S. Parker, age 59, has been a Director of the Company since 1991. Dr. Parker has been Dean of the School of Business Administration at Georgetown University since 1986. Dr. Parker also serves as a director of Back Bay Restaurant Group, Inc.

  Alan Z. Senter, age 55, has been a Director of the Company since 1986. Mr. Senter served as Executive Vice President and Chief Financial Officer of Nynex Corporation from 1994 to 1996. Mr. Senter served as Principal of Senter Associates, a financial advisory company, from 1993 to 1994. Mr. Senter served as a director and Executive Vice President and Chief Financial Officer of International Specialty Products and GAF Corporation from 1992 to 1993. Mr. Senter previously served as the Vice President and Senior Financial Officer of Xerox Corporation from 1990 to 1992.

         DIRECTORS WHOSE TERMS OF OFFICE DO NOT EXPIRE AT THIS MEETING

 Class II Directors whose terms expire in 1998:

  Brian M. O'Hara, age 48, has been President and Chief Executive Officer of the Company since 1994 and a Director of the Company since 1986, having previously served as Vice Chairman of the Company from 1987 to 1994. He has also served as Chairman and Chief Executive Officer of X.L. since December 1995, having served as Chairman, President and Chief Executive Officer from 1994, as President and Chief Executive Officer from 1992, and as President and Chief Operating Officer from 1986. Mr. O'Hara also serves as a director of Mid Ocean Limited.

  John T. Thornton, age 59, has been a Director of the Company since 1988. Mr. Thornton has served as Executive Vice President and Chief Financial Officer of Norwest Corporation since 1987.

  John Weiser, age 65, has been a Director of the Company since 1986. Mr. Weiser served as Senior Vice President and director of Bechtel Group, Inc. from 1980 to 1996 and continues as a director thereof. Mr. Weiser also served as President of Bechtel Enterprises, Inc. from 1988 to 1992 and as General Counsel of Bechtel Group, Inc. from 1980 to 1988 and from 1992 to 1994.

 Class III Directors whose terms expire in 1999:

  Robert Clements, age 64, has been a Director of the Company since 1986. Mr. Clements has served as Chairman of Marsh & McLennan Risk Capital Corp. since 1994. He served as President of Marsh & McLennan Companies, Inc. from 1992 to 1994 and has been a director of Marsh & McLennan Companies, Inc. since 1981. He previously served as President and Chairman of the Board of Marsh and McLennan, Incorporated from 1985 and 1988, respectively. Mr. Clements also serves as Chairman and director of Risk Capital Holdings, Inc., the parent company of RCRe.

  Michael P. Esposito, Jr., age 57, has been Chairman of the Board since April 1995 and a Director of the Company since 1986. Mr. Esposito has been a Partner of Inter-Atlantic Securities Corporation since June 1995. Mr. Esposito served as Chief Corporate Compliance, Control and Administration Officer of The Chase Manhattan Corporation from 1991 to 1995, having previously served as Executive Vice President and Chief Financial Officer from 1987 to 1991. Mr. Esposito serves as a director of Mid Ocean Limited, Risk Capital Holdings, Inc. and Forest City Enterprises.

  Cyril Rance, age 62, has been a Director of the Company since 1990. Mr. Rance served as President and Chief Executive Officer of the Bermuda Fire & Marine Insurance Co. Ltd. from 1985 to 1990.

  Ellen E. Thrower, age 50, has been a Director of the Company since December 1995. Dr. Thrower has been President and Chief Executive Officer of The College of Insurance since 1988.

          EQUITY SECURITIES OWNED BENEFICIALLY AS OF JANUARY 31, 1997

  The following table summarizes the beneficial ownership as of January 31, 1997, of the Shares of the Company by each Director and executive officer and all Directors and executive officers of the Company as a group.

                                                   NUMBER
                                                     OF     NUMBER OF
      NAME                                         SHARES  OPTIONS (1) TOTAL (2)
      ----                                         ------- ----------- ---------
      James J. Ansaldi...........................   37,000    143,000    180,000
      Robert Clements (3)........................   38,700      9,000     47,700
      K. Bruce Connell...........................   27,000    107,800    134,800
      Robert J. Cooney (4).......................   98,550    259,000    357,550
      Michael P. Esposito, Jr. (5)...............   23,960    125,000    148,960
      Gilbert Gould..............................    1,990      9,000     10,990
      Ian R. Heap................................    4,000      9,000     13,000
      John Loudon................................    2,042      9,000     11,042
      Brian M. O'Hara............................  334,980    664,490    999,470
      Robert S. Parker...........................    2,853      9,000     11,853
      Cyril Rance................................    5,976      9,000     14,976
      Alan Z. Senter.............................    2,266      9,000     11,266
      John T. Thornton...........................    9,066      9,000     18,066
      Ellen E. Thrower...........................    1,255      7,000      8,255
      Brian G. Walford...........................  189,667    142,333    332,000
      John W. Weiser.............................   29,786      9,000     38,786
                                                   -------  ---------  ---------
      All Directors and executive officers of the
       Company as a group (16 individuals).......  809,091  1,529,623  2,338,714
                                                   =======  =========  =========

--------
(1) Includes all outstanding options, whether or not currently exercisable.
(2) To the Company's knowledge, no Director or executive officer other than Mr. O'Hara, who had a beneficial ownership interest in approximately 1.16% of the outstanding Ordinary Shares as of January 31, 1997, had a beneficial ownership interest in excess of 1 percent of the outstanding Ordinary Shares as of such date. As a group, all Directors and executive officers of the Company had a beneficial ownership interest in approximately 2.71% of the outstanding Ordinary Shares as of January 31, 1997. The percentages of outstanding Ordinary Shares are calculated separately for each Shareholder and for all Directors and executive officers of the Company as a group on the basis of the number of outstanding Ordinary Shares as of January 31, 1997.
(3) Includes 5,000 shares that Mr. Clements owns indirectly.
(4) Excludes 5,050 shares owned by Mr. Cooney's family as to which Mr. Cooney disclaims beneficial ownership.
(5) Includes 4,000 shares that Mr. Esposito owns indirectly.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

  The following table shows the compensation of the five most highly compensated executive officers of the Company for services paid for or rendered with respect to fiscal 1996 to the Company and its subsidiaries in all capacities:

                                          ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                  ----------------------------------- -----------------------------------------------
                                                                             AWARDS          PAYOUTS
                                                                      --------------------- ---------
          NAME AND                                         OTHER      RESTRICTED SECURITIES LONG-TERM       ALL
         PRINCIPAL                                        ANNUAL        STOCK    UNDERLYING INCENTIVE      OTHER
          POSITION           YEAR  SALARY    BONUS    COMPENSATION(1)   AWARDS    OPTIONS    PAYOUTS  COMPENSATION(2)
         ---------           ---- -------- ---------- --------------- ---------- ---------- --------- ---------------
Brian M. O'Hara(3).......... 1996 $550,000 $1,000,000    $104,358     $3,522,375  354,490      $ 0        $55,000
 President and Chief         1995  500,000    450,000     107,652        935,625   35,000        0         50,000
 Executive Officer of the    1994  437,500    375,000      80,208        562,500   30,000        0         43,750
 Company and Chairman
 and Chief Executive
 Officer of X.L.
Robert J. Cooney............ 1996 $400,000 $  350,000    $101,365     $  946,875   50,000      $ 0        $40,000
 Executive Vice President    1995  330,000    250,000      93,759        623,750   25,000        0         33,000
 of the Company and          1994  285,000    150,000      61,594        375,000   25,000        0         33,798
 President and Chief
 Operating Officer of X.L.
Brian G. Walford............ 1996 $345,000 $  250,000    $ 89,017     $  568,125   35,000      $ 0        $34,500
 Executive Vice President    1995  320,000    220,000      98,788        249,500   17,500        0         32,000
 and Chief Financial Officer 1994  275,000    135,000      62,447        225,000   20,000        0         32,798
 of the Company and X.L.
K. Bruce Connell............ 1996 $250,000 $  220,000    $ 72,683     $  568,125   30,000      $ 0        $25,000
 Executive Vice President    1995  200,000    175,000      73,515        187,125    7,500        0         20,000
 and Chief Underwriting      1994  160,000     85,000      58,356        112,500   10,000        0         21,298
 Officer of X.L. Reinsurance
 Company, Ltd.
James J. Ansaldi............ 1996 $250,000 $  200,000    $ 79,954     $  378,750   30,000      $ 0        $25,000
 Senior Vice President       1995  250,000    140,000      73,904        124,750    7,500        0         25,000
 of X.L.                     1994  236,775    120,000      61,105         37,500   10,000        0         28,975

--------
(1) Mr. O'Hara received $96,000 for housing expenses in each of fiscal 1996 and 1995, and $79,380 in fiscal 1994. Mr. Cooney received $96,000 for housing expenses in fiscal 1996, $84,000 in fiscal 1995 and $52,980 in fiscal 1994. Mr. Walford received $84,000 for housing expenses in each of fiscal 1995 and 1995, and $52,980 in fiscal 1994. Messrs. Connell and Ansaldi each received $66,000 for housing expenses in each of fiscal 1996 and 1995, and $52,980 in fiscal 1994.
(2) All other compensation relates to contributions to the Money Accumulation Pension Plan.
(3) See "Board of Directors--Certain Transactions."

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table shows the options granted with respect to fiscal 1996 to the five most highly paid executive officers together with the potential realizable value at assumed rates of return:

                                                                                           POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED ANNUAL
                                                                                           RATES OF STOCK PRICE
                                                                                             APPRECIATION FOR
                                                 INDIVIDUAL GRANTS                             OPTIONS TERM
                             ----------------------------------------------------------- ------------------------
                                               % OF
                             NUMBER OF    TOTAL OPTIONS
                             SECURITIES     GRANTED TO      EXERCISE
                             UNDERLYING     EMPLOYEES       OR BASE
                              OPTIONS        IN LAST         PRICE
            NAME             GRANTED(1)   FISCAL YEAR(2) (PER SHARE)(3) EXPIRATION DATE      5%          10%
            ----             ----------   -------------- -------------- ---------------- ----------- ------------
Brian M. O'Hara.............  328,000          33.5         $37.875     December 1, 2006 $ 7,812,632 $ 19,799,064
 President and Chief           26,490(4)       66.7         $37.750     December 4, 2006 $   630,965 $  1,599,016
 Executive Officer of the
 Company and Chairman
 and Chief Executive
 Officer of X.L.
Robert J. Cooney............   50,000           5.1         $37.875     December 1, 2006 $ 1,190,950 $  3,018,150
 Executive Vice President
 of the Company and
 President and Chief
 Operating Officer of X.L.
Brian G. Walford............   35,000           3.6         $37.875     December 1, 2006 $   833,665 $  2,112,075
 Executive Vice President
 and Chief Financial
 Officer of the Company and
 X.L.
K. Bruce Connell............   30,000           3.1         $37.875     December 1, 2006 $   714,570 $  1,810,890
 Executive Vice President
 and Chief Underwriting
 Officer of X.L. Reinsurance
 Company, Ltd.
James J. Ansaldi............   30,000           3.1         $37.875     December 1, 2006 $   714,570 $  1,810,890
 Senior Vice President
 of X.L.

--------
(1) Unless otherwise indicated, all options were granted under the Company's 1991 Performance Incentive Program.
(2) Calculated separately for each type of option granted.
(3) Market price at date of grant.
(4) In fiscal 1996, Mr. O'Hara received an award of 26,490 incentive stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table shows the options exercised during the last fiscal year by the five most highly paid executive officers together with the number and value of unexercised options at November 30, 1996:

                                                            NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                  SHARES                    UNDERLYING OPTIONS AT     IN-THE-MONEY OPTIONS
                                 ACQUIRED   IMPLIED VALUE     NOVEMBER 30, 1996       AT NOVEMBER 30, 1996
NAME                            ON EXERCISE   REALIZED    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                            ----------- ------------- ------------------------- -------------------------
Brian M. O'Hara................   65,840     $1,958,740       243,328 / 394,672      $4,740,534 / $1,089,341
 President and Chief Executive
 Officer of the Company and
 Chairman and Chief Executive
 Officer of X.L.
Robert J. Cooney...............      --      $      --        168,996 / 100,004      $3,382,761 / $  641,739
 Executive Vice President of
  the
 Company and President and
 Chief Operating Officer of
  X.L.
Brian G. Walford...............   38,000     $  745,500        87,331 / 71,669       $1,418,928 / $  482,759
 Executive Vice President and
 Chief Financial Officer of the
 Company and X.L.
K. Bruce Connell...............      --      $      --         61,134 / 46,666       $1,150,684 / $  241,028
 Executive Vice President and
 Chief Underwriting Officer of
 X.L. Reinsurance Company, Ltd.
James J. Ansaldi...............      --      $      --         96,334 / 46,666       $1,970,784 / $  241,028
 Senior Vice President of X.L.

  No options have adjustable exercise prices.

                            RESTRICTED STOCK GRANTS

  The following table shows the restricted stock grants held by the five most highly paid executive officers at November 30, 1996:

                                      NO. OF RESTRICTED   VALUE OF RESTRICTED
                                       STOCK GRANTS AT      STOCK GRANTS AT
                                      NOVEMBER 30, 1996    NOVEMBER 30, 1996
NAME                                   VESTED/UNVESTED      VESTED/UNVESTED
----                                  ----------------- -----------------------
Brian M. O'Hara...................... 49,000 / 153,300  $1,855,875 / $5,806,237
 President and Chief Executive
  Officer of the Company
 and Chairman and Chief Executive
  Officer of X.L.
Robert J. Cooney.....................  27,000 / 65,000  $1,022,625 / $2,461,875
 Executive Vice President of the
  Company and
 President and Chief Operating
  Officer of X.L.
Brian G. Walford.....................  33,000 / 35,000  $1,249,875 / $1,325,625
 Executive Vice President and Chief
  Financial
 Officer of the Company and X.L.
K. Bruce Connell.....................       0 / 27,000  $        0 / $1,022,625
 Executive Vice President and Chief
  Underwriting
 Officer of X.L. Reinsurance Company,
  Ltd.
James J. Ansaldi.....................  21,000 / 16,000  $ 795,375  / $  606,000
 Senior Vice President of X.L.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Heap, a member of the Compensation Committee of the Company, is a former Chairman of the Board of the Company and former President and Chief Executive officer of X.L. Mr. Clements, a member of the Compensation Committee of the Company, was the Chairman of the Board of MMRCC during a portion of the Company's 1996 fiscal year and is a consultant to MMRCC and has been the Chairman of Risk Capital Holdings, Inc., the parent company of RCRe, since its formation in the fall of 1995. See "Board of Directors--Certain Transactions."

COMPENSATION COMMITTEE REPORT

  The Compensation Committee, composed of two independent outside Directors, recommends guiding principles and major compensation programs to the Board of Directors and approves annual incentive compensation awards under the program.

  The Board of Directors and the Compensation Committee believe that the Company's success requires a small but highly motivated and professional staff. The compensation policies, therefore, are designed to attract and retain at the Company's offshore location, and to motivate, such a staff.

  The executive compensation program combines base salary, annual bonus and a long-term incentive in the form of a stock ownership program. Annual compensation is highly leveraged with at risk components, to provide a strong link to Company and individual performance. To further align the interests of executive management with the interests of Shareholders, the program provides management with a significant stock component to their compensation package.

  The Company retained the services of Sibson & Company, Inc., a human resource management consulting firm, to advise on competitive pay levels for senior executives and to recommend appropriate pay levels for future compensation administration.

  Sibson & Company, Inc. based its annual compensation recommendations on an assessment of United States market rates for salary and bonus, with adjustments to reflect appropriate pay positioning and cost-of-living differences for Bermuda versus the United States. Sibson & Company, Inc. developed competitive annual stock option and grant levels based on a market survey of approximately 50 large financial services companies.

  Base salary increases are based on individual and corporate performance and reflect market and cost-of-living increases. Pay positioning was set at approximately the 80th percentile of comparative insurance industry segments. Rationale for pay positioning was based on four primary factors: need for highly qualified professionals, specialized areas of expertise, retention of executives critical to Company success and high barrier of recruitment for potential competitors.

  The Company has also engaged other management consultants to review the effectiveness of the Company's executive compensation program and to assist in defining appropriate measures of corporate performance for incentive compensation purposes.

  Under the Company's annual bonus plan, bonuses are paid in December based on individual and corporate performance during the prior fiscal year. Performance targets are established annually.

  Major factors taken into account include share performance relative to a peer group, premium growth, combined ratio, retention rate, investment management results and strategic steps to protect and expand the Company's business in a rapidly changing market, featuring perceived increased linkages of the risk transfer capabilities of the insurance industry and the capital access and availability of the financial markets.

  The Compensation Committee retained the services of Pearl Meyer & Partners Inc. to advise on an extraordinary 1996 Performance Recognition Program for Mr. O'Hara. This special award recognizes the outstanding leadership provided by Mr. O'Hara as Chief Executive Officer in maintaining the Company's leadership position in its core business and in positioning the Company for continued profitable growth and development of related business.

  Since July 1991, the date on which the Company's Shares were first listed on the New York Stock Exchange, the Company's stock has significantly outperformed both the Standard & Poor's 500 Stock Index and the Standard & Poor's Property Casualty Index.

  The Company's Long-Term Incentive Plan provides annual grants of stock options and restricted stock intended to motivate executives to improve total return to Shareholders. The number of options granted is based on competitive grant values for the salary level/position and the Share price at the time of grant.

                                          Robert Clements
                                          Ian R. Heap

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly dollar change in the cumulative total Shareholder return on the Company's Shares (assuming reinvestment of dividends) from July 19, 1991 (the date on which the Company's Shares were first listed on the New York Stock Exchange) through November 30, 1996 as compared to the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Property Casualty Index.

                                     LOGO

           II. AMENDMENTS TO THE 1991 PERFORMANCE INCENTIVE PROGRAM

  The Board of Directors of the Company has adopted the First Amendment to the 1991 Performance Incentive Program (the "Program"), subject to shareholder approval. The amendment modifies the eligibility provisions of the Program to provide that awards may be granted to non-employee Directors of the Company. In connection with this amendment, the automatic stock option grants to non-employee Directors under the Directors Stock & Option Plan have been eliminated effective as of December 4, 1996. The amendment also increases the number of shares available under the Program from 5,550,000 to 8,000,000, of which 3,916,420 have been issued or are reserved for issuance as of January 31, 1997. The amendment also provides that the Program can be administered by either the Compensation Committee or the entire Board, and it grants the plan administrator authority to issue awards that are transferable. In addition, the amendment modifies the definition of "Change of Control" (which results in accelerated vesting and exercisability of awards granted under the Program) to eliminate the requirement that a participant's employment shall have been terminated and to reduce the stock ownership threshold triggering a change in Control from 50% or more to 40% or more. The amendment also provides that employees of 20%-owned subsidiaries may participate in the Program. The Program has provided that employees of majority-owned subsidiaries were eligible to participate. The amendment deletes the requirement that stock options granted to individuals subject to the reporting requirements of
Section 16 of the Securities Exchange Act of 1934 shall not be exercisable for at least six months following the grant.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE
PROGRAM.

                   III. SELECTION OF INDEPENDENT ACCOUNTANTS

  The Audit Committee and the Board of Directors have recommended the appointment of Coopers & Lybrand, Bermuda, as the independent Auditors of the Company for the fiscal year ending November 30, 1997. Representatives of the firm are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPOINT COOPERS & LYBRAND, BERMUDA.

               IV. STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  Proposals intended for inclusion in next year's Proxy Statement should be sent to the Company's Secretary at Cumberland House, Hamilton HM 11, Bermuda and must be received by October 25, 1997.

  Any Shareholder entitled to vote at a meeting may nominate persons for election as Directors if written notice of such intent is delivered or mailed, postage prepaid, and received by the Secretary at the principal executive offices of the Company not less than 5 days nor more than 21 days before the date appointed for such meeting. The shareholder notice must include the following information about the proposed nominee: (a) name, age, and business and residence addresses; (b) principal occupation or employment; (c) class and number of Shares or securities of the Company beneficially owned; and (d) any other information required to be disclosed in solicitations of proxies pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including the proposed nominee's written consent to serve if elected. The notice must also include information on the Shareholder making the nomination, such as: name and address as it appears on the Company's books, and the class and number of Shares of the Company beneficially owned. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

                                V. OTHER MATTERS

  While management knows of no other issues, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

PROXY SOLICITATION

  The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph by Directors, officers and employees of the Company and X.L. without receiving additional compensation. In addition to the foregoing, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of approximately $10,000 plus reasonable out-of-pocket expenses and disbursements of that firm. Upon request the Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

  THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF ITS FORM 10-K REPORT THAT IT FILES ANNUALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THIS REPORT FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1996 MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY AT CUMBERLAND HOUSE, ONE VICTORIA STREET, HAMILTON HM 11, BERMUDA.

                                          As ordered,

                                          Brian M. O'Hara
                                          President and Chief Executive
                                           Officer

                              PROXY--EXEL LIMITED


     The undersigned Shareholder of EXEL Limited hereby appoints Brian M. O'Hara or, failing him, Brian G. Walford to be its proxy and to vote for the undersigned on all matters arising at the meeting or any adjournment thereof and to represent the undersigned at the Annual General Meeting of Shareholders of EXEL Limited to be held on April 11, 1997 in Hamilton, Bermuda.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" ITEMS (1),
(2) AND (3) ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED, THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.


       (Continued, and to be marked, dated and signed, on the other side)

                                                      Please mark your
                                                      votes as indicated [X]
                                                      in this example


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                      FOR  AGAINST
1. To elect the following five       [___]  [___]  (Instructions: To withhold
   nominees as Class I Directors to                  authority to vote for any
   hold office until 2000                            nominee listed, write that
   G. Gould        J. Loudon                         nominee's name in the space
   I.R. Heap       R.S. Parker                       provided below)
                   A.Z. Senter                     ____________________________

                                      FOR  AGAINST  ABSTAIN
2. Ratification of the First         [___]  [___]    [___]
   Amendment to the 1991
   Performance Incentive Program.

3. To appoint Coopers & Lybrand,
   Bermuda, to act as the Independent    FOR  AGAINST  ABSTAIN
   Auditors of the Company for the      [___]  [___]    [___]
   fiscal year ending November 30, 1997.


_________________________________________
        (Name of Shareholder)
Dated:
_________________________________________, 1997

By:______________________________________

PLEASE SIGN, DATE AND PROMPTLY RETURN
THIS PROXY IN THE ENCLOSED ENVELOPE.